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                                                                    EXHIBIT 23.6

                            CONSENT OF BT WOLFENSOHN

    We hereby consent to the inclusion in the Registration Statement on Form S-4 of Parent Holding Corp., relating to the proposed merger involving Doubletree Corporation and Promus Hotel Corporation, of our opinion letter appearing as Annex C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4, and to the use of our name under the captions "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Recommendations of the Boards of Directors of Doubletree and Promus; Reasons for the Merger," and "The Merger--Opinion of Financial Advisor to Promus" therein.

    In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules adopted thereunder, nor do we admit that we are "experts" with respect to any part of the Registration Statement on Form S-4 within the meaning of the Securities Act of 1933, as amended, or the rules adopted thereunder.

                                          BT WOLFENSOHN

New York, New York
November 13, 1997